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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                  May 25, 2001
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                         COMMISSION FILE NUMBER 1-11775


                             AVIATION SALES COMPANY
             (Exact Name Of Registrant As Specified In Its Charter)

             DELAWARE                                     65-0665658
(State Or Other Jurisdiction Of                         (IRS Employer
 Incorporation Or Organization)                       Identification No.)

                               3601 FLAMINGO ROAD
                               MIRAMAR, FL 33027
                    (Address Of Principal Executive Offices)


                                 (954) 538-8900
                        (Registrant's Telephone Number,
                              Including Area Code)

                        (Former Name Or Former Address,
                         If Changed Since Last Report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On May 25, 2001 ("Closing Date"), Aviation Sales Company ("Company") completed the sale of the assets of its Caribe Aviation, Inc. component repair subsidiary ("Transaction") to Hamilton Sundstrand Service Corporation, a subsidiary of United Technologies Corp. ("Hamilton Sundstrand"). The purchase price was $22.5 million. The Company received $21.75 million of gross cash proceeds at the closing of the sale, and will receive the balance within one year, subject to post closing adjustments. Additionally, Hamilton Sundstrand assumed payables and accrued expenses relating to the Caribe business aggregating approximately $3.0 million. The Company used $13.5 million of the proceeds from the sale to repay senior debt. The balance, net of expenses, will be used for working capital.

     Further, Hamilton Sundstrand acquired the real property and facility in Miramar, Florida on which the Caribe operation is located for an aggregate cash purchase price of $8.5 million. The proceeds from the sale of the Caribe real estate and facility were utilized to reduce the Company's outstanding tax retention operating lease financing.

     In connection with the Transaction, the Company entered into amendments to the agreements relating to its senior credit facility and the tax retention operating lease financing for its Miramar, Florida facility. Additionally, the amendments to the Company's senior credit facility reset the financial covenants which the Company must meet.

     Additionally, pending the closing of the Caribe sale, the Company obtained a short-term increase of up to $3.0 million in its term loan from Bank of America. For a description of the Bank of America term loan, see the Company's Annual Report on Form 10-K for the year ended December 31, 2000. The Company borrowed an additional $2.0 million under the Bank of America term loan shortly before the Company's completion of the Caribe sale. These funds were a short-term bridge to advance the Company a portion of the working capital to be received from the Caribe sale and the increased borrowings under the Bank of America term loan were repaid from the proceeds of the Caribe sale. One of the Company's principal stockholders, Lacy Harber, provided credit support for the increased amount of the term loan. In return for providing credit support, Mr. Harber received a cash fee of $66,667 and five-year warrants to purchase 333,333 shares of the Company's common stock at an exercise price of $1.40 per share (the fair market value of the common stock on the date of grant).

     The foregoing is a summary of the information contained in the agreements relating to the Transaction. Reference is made to the more detailed information contained therein and attached hereto as Exhibits 10.1 to 10.6.

     On May 29, 2001, the Company issued a press release announcing the closing of the Transaction. A copy of the Company's press release is attached to this Form 8-K as Exhibit 99.1.
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ITEM 5.  OTHER EVENTS.

     To facilitate the issuance of the warrants described above to Mr. Harber, the Company has entered into an amendment to its standstill agreement with LJH Corporation ("LJH"), which is wholly-owned by Mr. Lacy J. Harber of Dennison, Texas, and Mr. Harber. The amendment permits LJH and Mr. Harber to increase their stake in the Company to up to 35% of the Company's outstanding common stock. The standstill agreement, which was originally entered into in March 2000, prohibits LJH and Mr. Harber from engaging in certain activities without approval of a majority of the Company's disinterested board members.

     The Company also simultaneously entered into an amendment to the rights agreement relating to its Stockholders' Rights Plan to allow LJH and Mr. Harber to increase their stake in the Company as described above. This amendment will not trigger the exercise of rights under the rights agreement and no rights will be distributed in connection therewith.

     The foregoing is a summary of the information contained in the amendments to the standstill agreement and rights agreement. Reference is made to the more detailed information contained therein and attached hereto as Exhibits 10.7 and 10.8.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

Exhibit No.  Description
-----------  -----------
   10.1 Asset Purchase Agreement dated May 25, 2001 among the Company, Caribe Aviation, Inc. and Hamilton Sundstrand Service Corporation.

   10.2      $13 million Replacement Term Loan Note, dated May 24, 2001.

   10.3 Amendment No. 6 and Consent, dated May 21, 2001, to the Fourth Amended and Restated Credit Agreement dated as of May 31, 2000, as amended.

   10.4 Amendment No. 7, Consent and Waiver, dated May 23, 2001, to the Fourth Amended and Restated Credit Agreement dated as of May 31, 2000, as amended.

   10.5 Amendment and Consent Agreement No. 9 for Lease Agreement and Certain Other Operative Agreements, dated as of May 21, 2001.

   10.6 Amendment and Consent Agreement No. 10 for Lease Agreement and Certain Other Operative Agreements, dated as of May 24, 2001.

   10.7 Amendment No. 2 to Agreement between the Company, LJH Corporation and Lacy J. Harber.

   10.8      Amendment No. 3 to Stockholders' Rights Plan.

   99.1      Press Release of  the Company dated May 29, 2001.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 8th day of June, 2001.


                                    AVIATION SALES COMPANY

                                    /s/ Michael C. Brant
                                    ---------------------------------------
                                    Michael C. Brant
                                    Vice President and Chief Financial Officer
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                                 EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------
   10.1 Asset Purchase Agreement dated May 25, 2001 among the Company, Caribe Aviation, Inc. and Hamilton Sundstrand Service Corporation.

   10.2      $13 million Replacement Term Loan Note, dated May 24, 2001.

   10.3 Amendment No. 6 and Consent, dated May 21, 2001, to the Fourth Amended and Restated Credit Agreement dated as of May 31, 2000, as amended.

   10.4 Amendment No. 7, Consent and Waiver, dated May 23, 2001, to the Fourth Amended and Restated Credit Agreement dated as of May 31, 2000, as amended.

   10.5 Amendment and Consent Agreement No. 9 for Lease Agreement and Certain Other Operative Agreements, dated as of May 21, 2001.

   10.6 Amendment and Consent Agreement No. 10 for Lease Agreement and Certain Other Operative Agreements, dated as of May 24, 2001.

   10.7 Amendment No. 2 to Agreement between the Company, LJH Corporation and Lacy J. Harber.

   10.8      Amendment No. 3 to Stockholders' Rights Plan.

   99.1      Press Release of  the Company dated May 29, 2001.